Exhibit 10.1
FIRST AMENDMENT
OF THE FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
COMMON SECURITIZATION SOLUTIONS, LLC
This First Amendment of the Fourth Amended and Restated Limited Liability Company Agreement (this “Amendment”) is made and entered into as of February 2, 2024, by and among the Federal National Mortgage Association, a government-sponsored enterprise chartered by Congress having its principal place of business at 1100 15th Street, NW, Washington, DC 20005 (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation, a government-sponsored enterprise chartered by Congress having its principal place of business at 8200 Jones Branch Drive, McLean, Virginia 22102 (“Freddie Mac”), and Common Securitization Solutions, LLC, a Delaware limited liability company having its principal place of business at 7501 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814 (the “Company” or “CSS”). (Fannie Mae and Freddie Mac each may be referred to herein individually as an “Enterprise” or a “GSE” and, collectively, as the “Enterprises or the “GSEs.”)
RECITALS:
A. The Company was formed by filing of its Certificate of Formation with the Office of the Delaware Secretary of State on October 7, 2013. The Enterprises, collectively, are all of the Members of the Company.
B. The Federal Housing Finance Agency (“FHFA”) has been appointed as the conservator of the Enterprises pursuant to Section 1367(a) of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended (the “Safety and Soundness Act”).
C. In its capacity as conservator, FHFA succeeds to all rights, titles, powers, and privileges of each Enterprise and of its stockholders, officers, or directors with respect to the Enterprise and its assets. FHFA exercises authority over the Company in FHFA’s capacity as regulator and supervisor of the Company, and as conservator of the Enterprises.
D. The Enterprises previously entered into a Limited Liability Company Agreement with an effective date of October 7, 2013 (the “Original LLC Agreement”), which Original LLC Agreement was amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement with an effective date of November 3, 2014 (as amended, the “A&R LLC Agreement”). The A&R LLC Agreement was amended and restated pursuant to that certain Second Amended and Restated Limited Liability Company Agreement with an effective date of September 13, 2017 (as amended, the “Second A&R LLC Agreement”). The Second A&R LLC Agreement was amended and restated pursuant to that certain Third Amended and Restated Limited Liability Company with an effective date of January 1, 2020 (the “Third A&R LLC Agreement”). The Third A&R LLC Agreement was amended and restated pursuant to that certain Fourth Amended and Restated Limited Liability Company with an effective date of January 21, 2021 (the “Fourth A&R LLC Agreement”).
E. The Enterprises now desire to amend the Fourth A&R LLC Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

1.In Article I, Definitions, Section 1.1, the definition of “Affiliate” is amended by adding the following sentence at the end of the definition:
“For the avoidance of any doubt, CSS shall be deemed to be an Affiliate of the Enterprises, as provided in the Safety and Soundness Act (12 U.S.C. § 4502(1).).”
2. The preamble to Article VI, Management, Section 6.4, Significant Matters, is deleted in its entirety and the following is inserted in its place:
“6.4 Significant Matters. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, no action shall be taken with respect to any of the matters enumerated below (each, a “Significant Matter”) without the approval of (i) the Board in accordance with Section 6.2 and (ii) during the Conservatorship, and during any period during which FHFA is acting as Receiver of one or both of the Enterprises, FHFA. All approvals and denials of Significant Matters by FHFA pursuant to this Section 6.4 shall be set forth in a written document signed by an authorized officer of FHFA or pursuant to such other procedures as may be agreed to by each Enterprise and FHFA:”
3. In Article VI, Management, Section 6.4, Significant Matters, 6.4(q) is deleted in its entirety and the following is inserted in its place:
“(q) The appointment or removal of any Officer of the Company, except that FHFA approval shall be required only for the appointment of the Chief Executive Officer (including any interim or acting Chief Executive Officer);”
4. Except as set forth in this Amendment, all terms and conditions of the Fourth A&R Agreement remain in full force and effect without modification.
5. This Amendment may be executed simultaneously in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument, binding on all of the Parties. Signatures provided by facsimile or electronic copy shall have the same effect as originals.

[Signatures appear on the following pages]

FIRST AMENDMENT OF THE FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
COMMON SECURITIZATION SOLUTIONS, LLC

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By: /s/ Jason Dandridge
Name: Jason Dandridge
Title: Head of Enterprise Resiliency, Operations, and Workplace & Security

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By: /s/ Ravi Shankar
Name: Ravi Shankar
Title: Senior Vice President

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

COMMON SECURITIZATION SOLUTIONS, LLC

By: /s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Chief Executive Officer

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